Exhibit 99

CACI Reports Results for Its Fiscal 2017 Third Quarter

Record third quarter revenue of $1.09 billion, up 11.2 percent

Net income of $40.4 million, up 18.3 percent

Cash from operations of $81 million

Record third quarter contract awards of $1.4 billion

Raises FY17 annual guidance

ARLINGTON, Va.--(BUSINESS WIRE)--May 3, 2017--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, announced results today for its third fiscal quarter ended March 31, 2017.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “Our third quarter results reflect excellent performance across the company with record revenue and contract awards as well as strong cash flow and net income. As a result, we are further raising our guidance for FY17, and remain confident we will meet our FY18 objectives of one to four percent organic growth above our addressable market and 10 to 30 basis points of margin improvement.”

Third Quarter Results

(in millions except per-share data)	Q3, FY17	Q3, FY16	% Change
Revenue	$1,086.4	$977.3	11.2%
Operating income	$67.3	$63.7	5.6%
Net income	$40.4	$34.1	18.3%
Diluted earnings per share	$1.61	$1.38	16.9%

Revenue for the third quarter of Fiscal Year 2017 (FY17) increased compared to the third quarter of Fiscal Year 2016 (FY16), driven primarily by revenue of $88 million from the NSS acquisition. The increase in operating income was due to the NSS contribution, program performance, and the absence of acquisition-related expenses which occurred in the third quarter of FY16. These were partially offset by pre-tax expenses of $3.1 million related to facility reductions and $4.7 million of long-term incentive compensation expense. The increase in net income was due to the factors noted above and research and development (R&D) tax credits for FY16 and FY17 of $3.9 million. Cash provided by operations in the quarter was $81.1 million.

Additional Financial Metrics

	Q3, FY17	Q3, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$85.5	$80.6	6.1%
Adjusted net income, a non-GAAP measure (in millions)	$55.4	$47.8	15.9%
Days sales outstanding	58	64

Third Quarter Awards, Contract Funding Orders, and Other Highlights

Our contract awards in the quarter were $1.4 billion which excludes ceiling values of multi-award indefinite delivery, indefinite quantity (IDIQ) contracts. Approximately 40 percent of our awards were for new business.

Key awards during the quarter included:

  A $190 million task order to support the Department of Defense Joint Service Provider (JSP) Information Technology Service Delivery Support Requirement program. The three-year, six-month task order, originally won under the Alliant contract vehicle in the fourth quarter of CACI’s Fiscal Year 2016, represents new business in the company's Enterprise IT market area.
  A $48 million prime contract to provide IT support services for the Army Architecture, Operations, Networks, and Space Directorate of the U.S. Army Chief Information Officer/G-6. The five-year award represents new business in CACI’s Enterprise IT market area.
  A prime position on a $47 million multiple-award IDIQ to support the U.S. Army Night Vision and Electronic Sensors Directorate’s development and delivery of solutions to tactical commands worldwide. The two-year contract represents new work for CACI in its Surveillance and Reconnaissance market area.
  Approximately $102 million in awards on classified contracts with federal government customers. The work represents business primarily in CACI’s Intelligence Services, Intelligence Systems and Support, and Cyber Security market areas.

Contract funding orders in the third quarter were $1.1 billion. Our total backlog at March 31, 2017 was $11.8 billion compared with $11.0 billion at the end of the fourth quarter of FY16. Funded backlog at March 31, 2017 was $2.0 billion compared with $2.3 billion at June 30, 2016.

Other highlights in the quarter included:

  Combating Asymmetric Threats: Offset Strategies to Prevail Against Asymmetric Threats, a report from the ninth symposium in the Asymmetric Threat symposia series co-sponsored by CACI, the Association of Old Crows, and the Center for Security Policy was released. Summarizing discussions and comments from the symposium, the report considers how offset strategies position the U.S. to prevail against resurging global power competition, multiregional conflicts, and cross-domain challenges.

Nine Months Results

(in millions except per-share data)	Nine Months, FY17	Nine Months, FY16	% Change
Revenue	$3,217.2	$2,630.2	22.3%
Operating income	$217.2	$183.7	18.2%
Net income	$119.4	$99.2	20.4%
Diluted earnings per share	$4.77	$4.01	19.1%

Revenue in the nine months of FY17 increased compared to the year earlier period due to the NSS acquisition. Operating income increased due primarily to the NSS acquisition, program performance, and the absence of acquisition-related expenses which occurred in FY16. Net income increased due to the above operating income factors noted and the impact of the R&D tax credits. Net cash provided by operations in the first three quarters of FY17 was $216.5 million.

Additional Financial Metrics

	Nine Months, FY17	Nine Months, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$272.5	$230.3	18.3%
Adjusted net income, a non-GAAP measure (in millions)	$164.7	$136.7	20.5%

CACI Raises Its FY17 Guidance

We are raising our FY17 guidance we issued on February 1, 2017. The table below summarizes our FY17 guidance and represents our views as of May 3, 2017:

(In millions except for tax rate and earnings per share)	Current Fiscal Year 2017 Guidance	Previous Fiscal Year 2017 Guidance
Revenue	$4,275 - $4,350	$4,150 - $4,300
Net income	$157 - $163	$155 - $162
Effective corporate tax rate	34.3%	37.5%
Diluted earnings per share	$6.25 - $6.49	$6.18 - $6.45
Diluted weighted average shares	25.1	25.1

Conference Call Information

We have scheduled a conference call for 9:00 AM Eastern Time Thursday, May 4, 2017 during which members of our senior management team will be making a brief presentation focusing on third quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 1-888-317-6016, confirmation code CACI International. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune Magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap600 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 19,000 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change as a result of transitioning to a new presidential administration that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	3/31/2017	3/31/2016	% Change	3/31/2017	3/31/2016	% Change
Revenue	$1,086,418	$977,274	11.2%	$3,217,228	$2,630,153	22.3%
Costs of revenue
Direct costs	732,224	647,489	13.1%	2,165,766	1,732,053	25.0%
Indirect costs and selling expenses	269,237	249,477	7.9%	780,397	668,321	16.8%
Depreciation and amortization	17,703	16,632	6.4%	53,898	46,113	16.9%
Total costs of revenue	1,019,164	913,598	11.6%	3,000,061	2,446,487	22.6%
Operating income	67,254	63,676	5.6%	217,167	183,666	18.2%
Interest expense and other, net	12,107	11,115	8.9%	36,921	28,477	29.7%
Income before income taxes	55,147	52,561	4.9%	180,246	155,189	16.1%
Income taxes	14,790	18,445	-19.8%	60,806	55,989	8.6%
Net income	$40,357	$34,116	18.3%	$119,440	$99,200	20.4%

Basic earnings per share	$1.65	$1.41	17.6%	$4.90	$4.09	19.7%
Diluted earnings per share	$1.61	$1.38	16.9%	$4.77	$4.01	19.1%

Weighted average shares used in per share computations:
Basic	24,419	24,277		24,382	24,243
Diluted	25,106	24,801		25,034	24,769

Statement of Operations Data (Unaudited)
	Quarter Ended			Nine Months Ended
	3/31/2017	3/31/2016	% Change	3/31/2017	3/31/2016	% Change
Operating income margin	6.2%	6.5%		6.8%	7.0%
Tax rate	26.8%	35.1%		33.7%	36.1%
Net income margin	3.7%	3.5%		3.7%	3.8%

Adjusted EBITDA*	$85,515	$80,600	6.1%	$272,547	$230,308	18.3%
Adjusted EBITDA Margin	7.9%	8.2%		8.5%	8.8%

Adjusted net income*	$55,442	$47,821	15.9%	$164,741	$136,705	20.5%

**See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	3/31/2017	6/30/2016
ASSETS:
Current assets
Cash and cash equivalents	$54,371	$49,082
Accounts receivable, net	726,327	803,817
Prepaid expenses and other current assets	73,702	68,939
Total current assets	854,400	921,838

Goodwill and intangible assets, net	2,818,250	2,860,715
Property and equipment, net	90,666	81,362
Other long-term assets	126,058	123,426
Total assets	$3,889,374	$3,987,341

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$53,965	$53,965
Accounts payable	68,088	95,270
Accrued compensation and benefits	214,567	228,362
Other accrued expenses and current liabilities	183,939	187,579
Total current liabilities	520,559	565,176

Long-term debt, net of current portion	1,226,976	1,402,079
Other long-term liabilities	403,356	412,773
Total liabilities	2,150,891	2,380,028

Shareholders' equity	1,738,483	1,607,313
Total liabilities and shareholders' equity	$3,889,374	$3,987,341

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended
	3/31/2017	3/31/2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$119,440	$99,200
Reconciliation of net income to net cash provided by
operating activities:
Depreciation and amortization	53,898	46,113
Amortization of deferred financing costs	3,371	2,101
Loss on disposal of fixed assets	975	-
Stock-based compensation expense	16,114	13,329
Provision for deferred income taxes	6,773	14,212
Equity in earnings from unconsolidated ventures	(167)	(229)
Gain on sale of assets	(1,545)	-
Changes in operating assets and liabilities
net of effect of business acquisitions
Accounts receivable, net	62,360	42,184
Prepaid expenses and other assets	(3,895)	(9,773)
Accounts payable and accrued expenses	(31,706)	(4,020)
Accrued compensation and benefits	(7,013)	(10,099)
Income taxes receivable and payable	(4,082)	(892)
Other liabilities	1,955	(2,750)
Net cash provided by operating activities	216,478	189,376

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(34,941)	(13,232)
Purchases of businesses, net of cash acquired	(5,786)	(587,821)
Proceeds from net working capital refund of acquired business	13,619	-
Proceeds from equity method investments	4,681	-
Other	1,597	151
Net cash used in investing activities	(20,830)	(600,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings under credit facilities	(178,474)	419,737
Proceeds from employee stock purchase plans	3,334	2,289
Repurchases of common stock	(3,367)	(2,400)
Payment of taxes for equity transactions	(10,580)	(7,479)
Other	-	457
Net cash( used in) provided by financing activities	(189,087)	412,604
Effect of exchange rate changes on cash and cash equivalents	(1,272)	(1,629)
Net increase (decrease) in cash and cash equivalents	5,289	(551)
Cash and cash equivalents, beginning of period	49,082	35,364
Cash and cash equivalents, end of period	$54,371	$34,813

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Department of Defense	$700,212	64.4%	$637,395	65.2%	$62,817	9.9%
Federal Civilian Agencies	320,269	29.5%	279,526	28.6%	40,743	14.6%
Commercial and other	65,937	6.1%	60,353	6.2%	5,584	9.3%
Total	$1,086,418	100.0%	$977,274	100.0%	$109,144	11.2%

	Nine Months Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Department of Defense	$2,077,088	64.5%	$1,724,631	65.6%	$352,457	20.4%
Federal Civilian Agencies	942,115	29.3%	737,721	28.0%	204,394	27.7%
Commercial and other	198,025	6.2%	167,801	6.4%	30,224	18.0%
Total	$3,217,228	100.0%	$2,630,153	100.0%	$587,075	22.3%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Cost reimbursable	$526,350	48.4%	$483,796	49.5%	$42,554	8.8%
Fixed price	349,722	32.2%	318,059	32.5%	31,663	10.0%
Time and materials	210,346	19.4%	175,419	18.0%	34,927	19.9%
Total	$1,086,418	100.0%	$977,274	100.0%	$109,144	11.2%

	Nine Months Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Cost reimbursable	$1,556,012	48.3%	$1,266,219	48.1%	$289,793	22.9%
Fixed price	1,054,176	32.8%	896,243	34.1%	157,933	17.6%
Time and materials	607,040	18.9%	467,691	17.8%	139,349	29.8%
Total	$3,217,228	100.0%	$2,630,153	100.0%	$587,075	22.3%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Prime	$1,007,952	92.8%	$893,321	91.4%	$114,631	12.8%
Subcontractor	78,466	7.2%	83,953	8.6%	(5,487)	-6.5%
Total	$1,086,418	100.0%	$977,274	100.0%	$109,144	11.2%

	Nine Months Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Prime	$2,989,051	92.9%	$2,394,235	91.0%	$594,816	24.9%
Subcontractor	228,177	7.1%	235,918	9.0%	(7,741)	-3.3%
Total	$3,217,228	100.0%	$2,630,153	100.0%	$587,075	22.3%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2017	3/31/2016	$ Change	% Change
Contract Funding Orders	$1,138,263	$1,322,977	$(184,714)	-14.0%
	Nine Months Ended
(dollars in thousands)	3/31/2017	3/31/2016	$ Change	% Change
Contract Funding Orders	$3,052,857	$2,992,811	$60,046	2.0%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Direct labor	$333,555	45.6%	$322,612	49.8%	$10,943	3.4%
Other direct costs	398,669	54.4%	324,877	50.2%	73,792	22.7%
Total direct costs	$732,224	100.0%	$647,489	100.0%	$84,735	13.1%

	Nine Months Ended
(dollars in thousands)	3/31/2017		3/31/2016		$ Change	% Change
Direct labor	$992,968	45.8%	$852,911	49.2%	$140,057	16.4%
Other direct costs	1,172,798	54.2%	879,142	50.8%	293,656	33.4%
Total direct costs	$2,165,766	100.0%	$1,732,053	100.0%	$433,713	25.0%

Selected Financial Data (Continued)

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and to Adjusted Net Income

(Unaudited)

The Company views Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income, all of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. We define Adjusted Net Income as GAAP net income plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and earnout adjustments, net of related tax effects. We believe Adjusted Net Income is an important measure of long-term value and is used by investors to measure our performance. This measure assists management and investors in further understanding our results and trends from period-to-period by removing certain non-cash items. Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2017	3/31/2016	% Change	3/31/2017	3/31/2016	% Change
Net income	$40,357	$34,116	18.3%	$119,440	$99,200	20.4%
Plus:
Income taxes	14,790	18,445	-19.8%	60,806	55,989	8.6%
Interest income and expense, net	12,170	11,246	8.2%	37,088	28,706	29.2%
Depreciation and amortization	17,703	16,632	6.4%	53,898	46,113	16.9%
Earnout adjustments	495	161	207.5%	1,315	300	338.3%
Adjusted EBITDA	$85,515	$80,600	6.1%	$272,547	$230,308	18.3%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2017	3/31/2016	% Change	3/31/2017	3/31/2016	% Change
Revenue, as reported	$1,086,418	$977,274	11.2%	$3,217,228	$2,630,153	22.3%
Adjusted EBITDA	85,515	80,600	6.1%	272,547	230,308	18.3%
Adjusted EBITDA margin	7.9%	8.2%		8.5%	8.8%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2017	3/31/2016	% Change	3/31/2017	3/31/2016	% Change
Net income	$40,357	$34,116	18.3%	$119,440	$99,200	20.4%
Plus:
Stock-based compensation	5,557	4,856	14.4%	16,114	13,329	20.9%
Depreciation and amortization	17,703	16,632	6.4%	53,898	46,113	16.9%
Amortization of financing costs	1,119	949	17.9%	3,371	2,101	60.4%
Earnout adjustments	495	161	207.5%	1,315	300	338.3%
Less:
Related tax effect	(9,789)	(8,893)	10.1%	(29,397)	(24,338)	20.8%
Adjusted net income	$55,442	$47,821	15.9%	$164,741	$136,705	20.5%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President,
Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President,
Investor Relations
866-606-3471
ddragics@caci.com